UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006

DIGITAL MUSIC GROUP, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51761	20-3365526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1545 River Park Drive, Suite 210, Sacramento, California	95815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (916) 239-6010

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 relating to the Employment Agreement is also responsive to this Item and is hereby incorporated by reference into this Item 1.01.

Item 2.02	Results of Operations and Financial Condition.

On March 20, 2006, DMGI announced its financial results for the quarter and year ended December 31, 2005. The press release is attached hereto as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

The information in this Item 2.02 shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly stated by specific reference in such filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On March 17, 2006, Clifford Haigler, Chief Financial Officer of DMGI, and DMGI agreed that Mr. Haigler would cease to be an officer of DMGI and his employment would terminate, effective March 31, 2006. Mr. Haigler will consult for DMGI thereafter in order to facilitate an orderly transition of his responsibilities. Mr. Haigler is one of DMGI’s founding shareholders and agreed to serve in this position in an interim capacity pending the hiring of a permanent Chief Financial Officer following DMGI’s initial public offering, which was completed on February 7, 2006.

On March 17, 2006, DMGI’s Board of Directors elected Karen Davis as Chief Financial Officer and Corporate Secretary of DMGI, effective April 1, 2006. Ms. Davis will be the principal financial officer and principal accounting officer of DMGI. Ms. Davis, age 49, was the Chief Financial Officer of TASQ Technology, Inc., an outsource provider of point of sale equipment and services, and a wholly-owned subsidiary of First Data Corporation (NYSE: FDC) from September 2004 to March 2006. From April 2001 to June 2004, Ms. Davis was the Director of Financial Reporting and Investor Relations of Premcor

Inc. (NYSE: PCO), an independent oil refiner acquired by Valero Energy Corporation (NYSE: VLO) in September 2005. At Premcor, Ms. Davis assisted with the company’s initial public offering, secondary offering and multiple debt offerings. Prior to Premcor, Ms. Davis was a self-employed management consultant and served in Chief Financial Officer capacities at two public companies, following ten years in accounting and auditing at Price Waterhouse LLP (now PricewaterhouseCoopers LLP). Ms. Davis has a BS degree in Business Administration from California State University at Chico and became a licensed CPA in California in 1983.

Effective as of March 22, 2006, DMGI will enter into a two-year employment agreement (the “Employment Agreement”) with Ms. Davis. Under the terms of the agreement, Ms. Davis’ employment will be at-will and the employment may be terminated at any time, with or without cause, by either Ms. Davis or DMGI. Ms. Davis will receive (i) an initial annual base salary of $130,000; (ii) a restricted stock grant under DMGI’s Amended and Restated 2005 Stock Plan to purchase 15,000 shares of DMGI’s common stock at a purchase price of $0.01, subject to a DMGI repurchase option at the original purchase price that lapses with respect to 5,000 shares six months following March 22, 2006, 5,000 shares on the first anniversary and the remaining 5,000 shares on the second anniversary of March 22, 2006, so long as Ms. Davis remains employed by DMGI; and (iii) an option to purchase 75,000 shares of DMGI common stock at a price per share equal to the fair market value of DMGI’s common stock on the date of grant, vesting over four years with 25% of such option shares vesting on the first anniversary of March 22, 2006 and thereafter 1/48th of such option shares vesting at the conclusion of each additional month of service for the next 36 months. Ms. Davis also will receive certain other employee benefits available generally to all employees or specifically to executives of DMGI, including participation in DMGI’s management incentive bonus plan, once created. Under the terms of the employment agreement, if Ms. Davis is terminated by DMGI without cause or if she terminates her employment for good reason, she will be entitled to (i) continued payment of her then base salary and provision of benefits for a period of one year; (ii) a pro rata share of any annual incentive bonus that she would have otherwise been eligible to receive; and (iii) provision or payment by DMGI of continuation benefits for one year; provided that such amounts will be entitled to set off by DMGI, dollar for dollar, against whatever is earned by Ms. Davis if she secures other employment during such period. The employment agreement includes provisions that prohibit Ms. Davis from disclosing DMGI confidential information and trade secrets, assigns all intellectual property developed by her in the course of employment to DMGI and prohibits her from soliciting DMGI’s employees during the term of the agreement and for a period of one year following termination of employment.

In connection with the election of Ms. Davis as Chief Financial Officer and Corporate Secretary, DMGI and Ms. Davis will enter into DMGI’s standard form of indemnification agreement for directors and officers of the Company, which generally requires the Company to indemnify and to advance expenses to Ms. Davis to the maximum extent that Delaware law permits a Delaware corporation to indemnify and to advance expenses to an officer of the corporation. A copy of the form of indemnification agreement for directors and officers has been previously filed by DMGI with the Securities and Exchange Commission.

On March 20, 2006, DMGI announced the resignation of Clifford Haigler and election of Karen Davis as its Chief Financial Officer and Corporate Secretary. The press release is attached hereto as Exhibit 99.2 and incorporated into this Item 5.02 by reference.

Item 5.05	Amendments to Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 17, 2006, DMGI amended its Code of Business Conduct under the heading “Purpose and Use of this Code – Where to Go for Help” to provide that any calls to the external Compliance & Ethics Helpline will be checked only by the Chairman of the Audit Committee of the Board of Directors. The

Code of Business Conduct, as amended, is available on DMGI’s investor relations website at http://investor.digitalmusicgroupinc.com under the link “Corporate Governance.”

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release dated March 20, 2006 by Digital Music Group, Inc.

99.2	Press release dated March 20, 2006 by Digital Music Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL MUSIC GROUP, INC.

Date: March 20, 2006	By:	/s/ MITCHELL KOULOURIS
	Name:	Mitchell Koulouris
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press release dated March 20, 2006 by Digital Music Group, Inc.

99.2	Press release dated March 20, 2006 by Digital Music Group, Inc.